United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2004

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code:  (805) 473-7700

Item 7.                                                           EXHIBITS

Exhibit No.	Description

99	Press Release of April 19, 2004

Item 12.                 DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 19, 2004 Mid-State Bancshares reported net income of $7.7 million for the first three months of 2004, a 3.0% increase over comparable 2003 earnings of $7.4 million.  Diluted earnings per share were up 6.7% to $0.32 in the 2004 quarter compared to $0.30 in the year-ago period.

Please refer to the Press Release dated April 19, 2004, attached hereto and made a part hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2004	MID-STATE BANCSHARES

	By:	/S/ JAMES W. LOKEY
James W. Lokey
President
Chief Executive Officer

	By:	/S/ JAMES G. STATHOS
James G. Stathos
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing Mid-State Bancshares Operating Results for the First Quarter 2004